UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2018

BIOTRICITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150 Redwood City, California 94065	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2018, the Board of Directors of Biotricity, Inc. (the “Company”) authorized and approved an increase to the annual base salary of Waqaas Al-Siddiq, the Company’s Chairman and CEO, to $360,000, and the payment to Mr. Al-Siddiq of a 2017 bonus of $150,000. Additionally, the Company granted to Mr. Al-Siddiq an option to purchase an aggregate of 1.3 million shares of the Company’s common stock, with an exercise price per share equal to the closing price of the Corporation’s Common Stock on the date of grant of $5.44, and which vests in 30 equal installments on a monthly basis, beginning with the month in which the options are granted.

Item 7.01	Regulation FD Disclosure

On January 16, 2018, the Company issued a press release announcing that it has commenced extending the capabilities of its remote patient monitoring (RPM) platform with artificial intelligence (AI) to differentiate itself within the growing remote monitoring marketplace.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 and in Item 9.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K:

Exhibit	Description
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 17, 2018

BIOTRICITY, INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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